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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

            AGREEMENT (the "Agreement") by and between Confetti Acquisition, Inc., a Delaware corporation ("Confetti"), and James M. Harrison (the "Executive"), dated as of the 10th day of August, 1997.

            WHEREAS, Confetti and Amscan Holdings, Inc., a Delaware corporation (the "Company"), have, simultaneously with the execution and delivery of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and between Confetti and the Company pursuant to which, among other things, Confetti will be merged with and into the Company (the "Merger") and the Company will be the surviving company in the Merger (references herein to the Company include, where applicable, the Company as the surviving company in the Merger);

            WHEREAS, Confetti is also entering into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), by and among Confetti, the Estate of John A. Svenningsen and Christine Svenningsen;

            WHEREAS, Confetti, the Company, the Executive and certain other stockholders of the Company will enter into a Stockholders Agreement at or prior to the Effective Time (as defined in the Merger Agreement), substantially in the form delivered on the date hereof (the "Stockholders Agreement");

            WHEREAS, the Board of Directors of Confetti has determined that it will be in the best interests of Confetti to retain the employment of the Executive as President of the Company after the Merger and the Executive desires to serve in that capacity;

            WHEREAS, the Executive desires to invest in the Company, as the surviving company in the Merger, as an equity investor; and

            WHEREAS, Confetti and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will acquire an equity interest in the Company and will continue to be employed by the Company after the Merger.

            NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

            1. Employment Period. (a) Initial Term. The Company shall employ the Executive, and the Executive agrees to,
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and shall, serve the Company, on the terms and conditions set forth in this
Agreement, for the period commencing on the Closing Date (as defined in the Merger Agreement) of the Merger and ending on the third anniversary of such date (the "Initial Term").

            (b) Extension of Initial Term. The Initial Term of this Agreement will be automatically extended after the third anniversary of the Closing Date for additional successive periods of one year each, each such extension to be effective immediately after the last day of the term then in effect, with the first such extension period beginning on the third anniversary of the Closing Date (each such additional period, an "Additional Term") (the Initial Term and any Additional Term thereof pursuant to this Section 1(b) being hereinafter referred to as the "Employment Period"), unless either the Company gives the Executive or the Executive gives the Company not less than twelve months written notice prior to the end of the Initial Term or any such Additional Term of such party's intention not to extend the Employment Period.

            2. Position and Duties. (a) During the Employment Period, the Executive shall be President of the Company with such duties and responsibilities as are assigned to him by the Board of Directors of the Company (the "Board") consistent with his position as President of the Company, including, as the Board may request, without additional compensation, to serve as an officer or director of certain subsidiaries and other affiliated entities of the Company.

            (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and shall perform his services primarily at the Company's headquarters, wherever the Board may from time to time designate them to be, but in any case, within a 100-mile radius of Elmsford, New York, and shall use his reasonable best efforts to carry out the responsibilities assigned to the Executive faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (i) serve on civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with the Company or any of its subsidiaries and affiliates and do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.


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            3. Compensation. (a) Base Salary. During the Initial Term, the
Executive shall receive from the Company an annual base salary ("Annual Base Salary") of $275,000, payable in regular intervals in accordance with the Company's customary payroll practices in effect during the Employment Period. Such Annual Base Salary shall be increased by 5% (from the Annual Base Salary theretofore in effect) at the beginning of each Additional Term and shall be payable in accordance with the preceding sentence.

            (b) Other Compensation. In addition to the Annual Base Salary, the Executive shall be eligible for an annual bonus for each calendar year of employment hereunder (the "Bonus"). Any Bonus shall be paid no later than the March 15th following the end of the calendar year to which such Bonus corresponds. The exact amount of the Bonus, if any, payable to the Executive hereunder shall be determined as follows:

            (i) A non-discretionary bonus, which shall be awarded, if earned, in an amount equal to 50% of the Executive's Annual Base Salary if certain operational and financial targets, determined from time to time by the Board in consultation with the Executive, are attained; and

            (ii) A discretionary bonus awarded in the sole discretion of the Board.

            For any calendar year during which the Executive is employed by the Company for less than the entire year, any Bonus shall be payable on a pro rata basis for the period during which the Executive is employed during such calendar year (based on the number of days in such calendar year the Executive was so employed divided by 365), as determined in good faith by the Board; provided, however, that in no event will the Executive be entitled to a Bonus for any calendar year during which the Executive's employment is terminated during the Employment Period other than as provided in Section 7(c) of this Agreement, if applicable. Notwithstanding any of the foregoing with respect to the calculation of the Bonus, the Bonus for the 1997 calendar year will be equal to the Bonus that would have been payable to the Executive for the 1997 calendar year in accordance with the relevant terms of the Prior Employment Agreement (as defined below) including Schedule A thereto, calculated without taking into account any incremental financing or transaction costs attributable to the Merger as determined in good faith by the Board. In addition to any other bonus payable, on March 15, 1998, the Executive shall receive a bonus payment of $105,000.


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            (c) Other Benefits. During the Employment Period: (i) the Executive
shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company, and shall be entitled to paid vacation, to the same extent and on the same terms and conditions as peer executives; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent and on the same terms and conditions as peer executives; provided, however, that nothing in this Agreement shall impose on the Company any obligation to offer to the Executive participation in any stock, stock option, bonus or other incentive award, plan, practice, policy or program other than the awards made pursuant to paragraph (b) of this Section 3, the Options granted in accordance with paragraph (e) of this Section 3 and the Restricted Stock (as defined below) granted pursuant to Section 4 of this Agreement. The term "peer executives" means the Chief Executive Officer and Senior Vice President in charge of Sales and Marketing of the Company, if such positions exist.

            (d) Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable travel and other expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

            (e) Options.

            (i) Promptly following the Effective Time (as defined in the Merger Agreement), the Executive shall be granted options (the "Options") to purchase a number of shares of common stock of the Company (as the surviving company in the Merger) equal to 1.25% of the total number of outstanding shares of common stock of the Company immediately after the Effective Time on a Fully Diluted Basis For New Options (including, if necessary, options to purchase fractions of a share), at an exercise price equal to the effective cost per share of the Company's common stock paid by GS Capital Partners II, L.P. ("GSCP") and its affiliates (the "New Cost Per Share"), based on the purchase price for which GSCP and its affiliates purchase common shares of Confetti immediately prior to


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            the Effective Time (the "New Purchase Price") adjusted to reflect the change in the number of shares of the Company's common stock into which GSCP's shares of Confetti common stock are converted pursuant to the Merger. (For example, if the New Purchase Price is $10 per share, and, in the Merger, GSCP receives one share of the Company's common stock for every 100 shares of Confetti common stock it owned prior to the Merger, the New Cost Per Share would be $1,000.) Such Options shall be granted pursuant to a stock incentive plan and related option agreement (together, the "Option Documents"), which will be adopted by the Company at or following the Effective Time. Such Options will vest in equal annual installments over a five-year period and will be subject to forfeiture upon termination of the Executive's employment, if not vested and exercised within the time periods specified in the Option Documents. Unless sooner exercised or forfeited as provided for in the Option Documents, the Options shall expire on the tenth anniversary of the Effective Time. For purposes of this Agreement, the number of shares on a "Fully Diluted Basis For New Options" immediately after the Effective Time shall mean, the total number of shares of common stock of the Company that would be outstanding immediately after the Effective Time if all of the then-outstanding options to purchase Company common stock granted, or options reserved for future grants (other than any options converted from options outstanding prior to the Effective Time), pursuant to the Option Documents were exercised at or immediately following the Effective Time (regardless of whether such options are actually exercised).

            (ii) The Executive hereby agrees that, as of the Effective Time, his options to purchase 50,000 shares of common stock of the Company (the "Old Options"), which Old Options comprise all such options held by the Executive as of the date hereof, shall be converted into Options to purchase 0.233% of the shares of common stock of the Company (as the surviving company in the Merger) (such Options, the "Rollover Options") immediately after the Effective Time on a Fully Diluted Basis For Rollover Options (including, if necessary, options to purchase fractions of a share). The Rollover Options shall have an exercise price per share of common stock of the Company subject to such Rollover Options immediately after the Effective Time equal to 73% of the New Cost Per Share


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            (the "Rollover Exercise Price"). The difference between the New Cost
            Per Share and the Rollover Exercise Price is referred to as the "New Per Share Spread." To the extent (x) the New Per Share Spread multiplied by (y) the number of shares subject to the Rollover Options (the result of multiplying (x) and (y) being referred to as the "Remaining Spread") is less than $225,000 (the "Prior Spread"), the Executive will receive at the Effective Time a cash bonus equal to the difference resulting from subtracting the Remaining Spread from the Prior Spread. (For example, if the New Cost Per Share is $75,000 and the Executive is granted Rollover Options to purchase 2 shares at $54,750 per share (73% of the New Cost Per Share of $75,000), the Executive would receive a cash bonus of $184,500.) The Rollover Options shall be granted pursuant to the Option Documents and on the same terms as the Options. For purposes of this Agreement, the number of shares on a "Fully Diluted Basis For Rollover Options" immediately after the Effective Time shall mean, the total number of shares of common stock of the Company that would be outstanding immediately after the Effective Time if all of the then-outstanding options to purchase Company common stock which were converted from options outstanding prior to the Effective Time (and not including any options granted, or options reserved for future grants, at or immediately after the Effective Time) were exercised at or immediately following the Effective Time (regardless of whether such options are actually exercised).

            4. Restricted Stock. (a) Effective immediately prior to the Effective Time of the Merger, Confetti shall grant the Executive a number of shares (the "Restricted Stock") of common stock of Confetti having an aggregate value of $1,125,000, based on the New Purchase Price, which shares will be converted in the Merger into shares of the Company (as the surviving company in the Merger) on the same basis as all other common shares of Confetti are converted. During the Restricted Period (as defined below), the Restricted Stock shall be forfeitable as described below and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Executive. After the end of the Restricted Period, the Restricted Stock shall remain subject to any restrictions on transferability and other restrictions pursuant to the Stockholders Agreement (to the extent in effect from time to time). The "Restricted Period" means the period beginning on the date of grant of the Restricted Stock and ending on the earliest of (i) the occurrence of an IPO (as defined in the Stockholders Agreement);


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(ii) immediately prior to the consummation of a transaction or series of transactions, approved by the Board, pursuant to which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Goldman, Sachs & Co. or any of its affiliates, acquires a majority of the outstanding voting stock of the Company; and (iii) the termination of the Executive's employment with the Company, (1) because of the Executive's death, (2) by the Company without Cause, (3) by the Executive because of the Company's material breach of its obligations hereunder,
(4) by the Executive if the Company imposes on such Executive duties or work conditions materially burdensome to the Executive which are inconsistent with such Executive's prior duties and work conditions or (5) because of the Executive's Disability (as those terms are defined herein); provided, however, that the Restricted Period shall end with respect to 25% of the shares of Restricted Stock so issued on January 1, 1998 and with respect to the remaining 75%, in equal installments on January 1 of each of the years 1999 through 2007. Upon the voluntary or involuntary termination of the Executive's employment during the Restricted Period for any reason, other than a reason listed in clause (iii) of the preceding sentence, all Restricted Stock (with respect to which the Restricted Period has not then ended) shall be forfeited and returned to the Company without payment.

            (b) As soon as practicable after the Effective Time, the Company shall issue (or cause to be delivered) to the Executive one or more stock certificates in respect of the Restricted Stock, which certificates shall be registered in the name of the Executive and shall bear an appropriate legend substantially in the following form:

            The securities represented by this certificate are subject to the terms and conditions (including forfeiture) set forth in (i) an Employment Agreement, dated as of August 10, 1997, between the issuer and the registered holder hereof and (ii) a Stockholders Agreement, dated as of _________, 1997, copies of each of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreements.

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the


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            securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities law or an applicable exemption to the registration requirements of such Act or laws.

Such certificates may bear other legends to the extent the Board determines it to be necessary or appropriate or as may be required by the Stockholders Agreement. The Board may require that the certificates evidencing the Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed and that the Executive deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock.

            (c) During the Restricted Period the Executive shall be entitled to vote the Restricted Stock and to receive regular quarterly cash dividends and cash distributions with respect thereto, but shall have no other rights of a stockholder with respect thereto.

            (d) The number and kind of shares included in the Restricted Stock (and thereby subject to the terms and conditions set forth in this Agreement with respect thereto) shall be adjusted to reflect any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split, extraordinary distribution with respect to the Company's common stock or other change in corporate structure affecting such common stock, as the Board or a committee thereof shall deem fair and appropriate.

            (e) At the end of the Restricted Period (with respect to any shares of Restricted Stock), if the Restricted Stock has not been forfeited, certificates for such shares shall be delivered to the Executive.

            5. Executive's Representations, Warranties and Agreements. The Executive hereby makes the following representations, warranties and agreements:

            (a) Investment Intention; No Resales. The Executive represents and warrants that such Executive is acquiring the Restricted Stock for investment purposes only, solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any Restricted Stock, except for such distributions and dispositions as are both explicitly permitted under this Agreement and the Stockholders Agreement and effected in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the


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rules and regulations thereunder, and all applicable state securities or "blue sky" laws. The Executive agrees and acknowledges that such Executive will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock, or solicit any offers to purchase or otherwise acquire or take a pledge of any Restricted Stock, other than transfers, sales, assignments, pledges, hypothecations or other dispositions explicitly permitted by the Stockholders Agreement and provided that (x) any such transfer, sale, assignment, pledge, hypothecation or other disposition is in accordance with the terms and provisions of the Stockholders Agreement and
(y) (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws, or (ii) the Executive shall have furnished the Company with an opinion of counsel (which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Company), to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and the rules and regulations in effect thereunder and under all applicable state securities or "blue sky" laws.

            (b) Stock Unregistered. The Executive acknowledges and represents that such Executive has been advised that (i) the Restricted Stock, upon issuance, will not have been registered under the Securities Act; (ii) the Restricted Stock must be held for an indefinite period and such Executive must continue to bear the economic risk of the investment in the Restricted Stock unless it is subsequently registered under the Securities Act or an exemption from such registration is available; (iii) there is no, and it is not anticipated that there will be any, public market for the Restricted Stock; (iv) Rule 144 promulgated under the Securities Act ("Rule 144") will not be available with respect to the sales of any securities of the Company following the Effective Time, and the Company has made no covenant to make such Rule 144 available; (v) if and when the Restricted Stock may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule 144 and, in any event, any such disposition must be in accordance with the Stockholders Agreement; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (vii) a restrictive legend or legends as provided for in the Stockholders Agreement shall be placed on the certificates representing the Restricted Stock; (viii) the Stockholders Agreement restricts the sale or transfer of shares of Restricted Stock other than at specified times and


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under specified circumstances; and (ix) a notation shall be made in the appropriate records of the Company indicating that the Restricted Stock is subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Restricted Stock.

            (c) Additional Investment Representations. The Executive represents and warrants that (i) the Executive's financial situation is such that the Executive can afford to bear the economic risk of holding the Restricted Stock for an indefinite period of time and suffer complete loss of the Executive's investment in the Restricted Stock; (ii) the Executive's knowledge and experience in financial and business matters (and, in particular, with respect to the Company) are such that the Executive is capable of evaluating the merits and risks of the Executive's investment in the Restricted Stock; (iii) the Executive understands that the Restricted Stock is a speculative investment which involves a high degree of risk of loss of the Executive's investment therein, that there are substantial restrictions on the transferability of the Restricted Stock and that on the date of this Agreement and for an indefinite period following such date there will be no public market for the Restricted Stock and, accordingly, it may not be possible to liquidate the Executive's investment in the Company at all, including in case of emergency; (iv) the Executive and the Executive's representatives, including the Executive's professional, tax and other advisors, have carefully reviewed the financial and other information with respect to the Company, and its subsidiaries (including with respect to the Merger) supplied to them and the Executive understands and has taken cognizance of (or has been advised by the Executive's representatives as to) all the risks related to an investment in the Restricted Stock; (v) in making the Executive's decision to invest in the Restricted Stock hereunder, the Executive has relied upon independent investigations made by the Executive and, to the extent believed by the Executive to be appropriate, the Executive's representatives, including the Executive's own professional, tax and other advisors; (vi) the Executive and the Executive's representatives have received and read this Agreement, the Stockholders Agreement, the Merger Agreement and all other documents related to and executed or to be executed in connection with the transactions contemplated hereby and thereby, and have been given the opportunity to examine for a reasonable time prior to the date hereof all documents and to ask questions of, and to receive answers from, the Company, Confetti and their respective representatives concerning the terms and conditions of the investment in the Restricted Stock and to


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obtain any additional information which Confetti and its subsidiaries possess or can acquire without unreasonable effort or expense, necessary to verify the accuracy of the information supplied to it, and the Executive and the Executive's representatives have received all additional information requested by them, and no representations have been made to the Executive or such representatives concerning the Restricted Stock, their respective affiliates, their businesses or prospects or other matters, except as set forth in this Agreement; and (vii) the Executive is an officer of the Company holding the position of Chief Financial Officer as of the date hereof, is familiar with the operations and businesses of the Company, has access to all material financial and other information available from the Company, and has significant business experience in the party goods or similar business and, in any such case, expects, after the Merger, to be an officer of the Company.

            (d) The Executive represents and warrants that such Executive has read and understands the Merger Agreement and the related agreements and the Stockholders Agreement, is familiar with and understands the respective terms thereof and consents and agrees to the treatment of the Executive's shares of Restricted Stock, Options and Option Shares pursuant thereto, to whatever extent each applies respectively. The Executive covenants that he will execute and become a party to the Stockholders Agreement substantially in the form delivered as of the date hereof.

            6. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of (i) 180 consecutive days or (ii) an aggregate of 210 days in a period of 365 consecutive days, to perform his duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties in accordance with the provisions of Section 2 of this Agreement before the Disability Effective Date. In the event of a dispute as to whether Executive has suffered a Disability, the final determination shall be made by a licensed physician selected by the Board of Directors of the Company and acceptable to Executive in Executive's reasonable judgment.


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            (b) Not Death or Disability. The Company may terminate the
Executive's employment at any time during the Employment Period with or without Cause. The Executive may terminate his employment at any time during the Employment Period for any reason.

            (c) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, or the date on which the termination of the Executive's employment by the Company, or by the Executive, is effective, as the case may be.

            7. Obligations of the Company Upon Termination. (a) By the Company, Other Than for Death or Disability. If, during the Employment Period, the Company terminates the Executive's employment other than due to the Executive's death or Disability, the Company shall, except as provided in clause (ii) below, pay the amounts described in subparagraph (i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination:

            (i) The amounts to be paid in a lump sum as described above are:

            (A) The Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) any Bonus that the Executive has earned for a prior full calendar year that has ended prior to the Date of Termination but which has not yet been calculated and paid; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid (subject to any applicable provisions of any deferred compensation plan with respect to the payment thereof); and (4) any accrued but unpaid vacation pay; and

            (B) Severance pay equal to the Annual Base Salary.

            (ii) Notwithstanding the foregoing, if the Executive's employment is terminated for Cause, the Executive shall not be entitled to the payments contemplated by clause (i)(B) of this Section 7(a) and the payment to the Executive in connection therewith shall be limited to payment of the Accrued Obligations and the Company shall have no further obligations under this Agreement. For purposes of this Agreement, "Cause" shall mean (1) conviction of the


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            Executive by a court of competent jurisdiction of a felony
            (excluding felonies under the Motor Vehicle Code); (2) any act of intentional fraud against the Company; (3) any act of gross negligence or wilful misconduct with respect to the Executive's duties under this Agreement; and (4) any act of wilful disobedience in violation of specific reasonable directions of the Board consistent with the Executive's duties.

            (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement.

            (c) Bonus. If (i) the Executive's employment is terminated during the Employment Period (1) by the Company other than for Cause or (2) by reason of the Executive's death or Disability, or (ii) the Employment Period is not renewed at the expiration thereof (other than for Cause), the Company shall pay to the Executive or the Executive's estate or legal representative, as applicable, an amount equal to the Bonus which the Executive would otherwise have been entitled to receive for the calendar year in which the Executive's employment is so terminated or not renewed, determined on a pro rata basis for the period during which the Executive is employed during such calendar year (based on the number of days in such calendar year the Executive was so employed divided by 365). For purposes of this Section 7(c), the Bonus shall be calculated in accordance with Section 3(b) at the end of the calendar year in which such Bonus would otherwise have been payable and shall be paid to the Executive no later than March 15th following the end of the calendar year to which such Bonus corresponds.

            (d) By the Executive. If the Executive terminates his employment with the Company, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations under this Agreement.

            (e) Effect of Employment of Executive by Certain Stock or Asset Purchasers. If all or substantially all of the stock or assets of the Company is sold or otherwise disposed of to a third party not affiliated with the Company, and the Executive is not offered employment on substantially similar


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terms by the Company or one of its continuing affiliates immediately thereafter, then, for all purposes of this Agreement, the Executive's employment shall be deemed to have been terminated by the Company other than for Cause effective as of the date of such sale or other disposition; provided, however, that the Company shall have no obligations to the Executive under this Section 7 of this Agreement if the Executive is hired or offered employment on substantially similar terms by the purchaser of the stock or assets of the Company or if the Executive's employment is continued by the Company.

            8. Full Settlement. The Company's obligations to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

            9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any company affiliated with the Company and its respective businesses that the Executive obtains during the Executive's employment by the Company (whether before, during or after the Employment Term) and that is not public knowledge (other than as a result of the Executive's violation of this Section 9) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law.

            10. Noncompetition; Nonsolicitation. (a) During the Employment Period and during the three-year period following any termination of the Executive's employment with the Company and any of its affiliates, including due to expiration of the Employment Period (the "Restriction Period"), the Executive shall not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) any person, corporation, partnership, firm, association or other enterprise or entity (a "person") that is, or intends to be, engaged in any business which is in competition with the business of the Company, or any of its subsidiaries or controlled affiliates in any country in which the Company or any of its subsidiaries or controlled affiliates operate, compete or are engaged in such business or at such time intend so to operate, compete or become engaged in such business (a "Competitor"). For purposes of this Agreement, the term "participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market).

            (b) During the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that during the three-year period preceding such termination of the Executive's employment with the Company is or was engaged in a business relationship with the Company, any of its subsidiaries or controlled affiliates to terminate its relationship with the Company or any of its subsidiaries or controlled affiliates or to engage in a business relationship with a Competitor.

            (c) During the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive will not, except with the prior written consent of the Company, directly or indirectly, induce any employee of the Company, or any of its subsidiaries or controlled affiliates to terminate employment with such entity, and will not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person (including employment as an independent contractor) who is or was employed by the Company or any of its respective subsidiaries or controlled affiliates unless such person shall have ceased to be employed by such entity for a period of at least twelve months. For purposes of this Section 10(c), "employment" shall be deemed to include rendering services as an independent contractor and "employees" shall be deemed to include independent contractors.

            (d) Promptly following the Executive's termination of employment, including due to expiration of the Employment Period, the Executive shall return to the Company all property of the Company and its respective subsidiaries and affiliates, and all copies thereof in the Executive's possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

            (e) The Executive acknowledges and agrees that the Restriction Period and the covenants and obligations of the Executive in Section 9 and this
Section 10 with respect to non-competition, nonsolicitation and confidentiality and with respect to the property of the Company and its subsidiaries and controlled affiliates, and the territories covered thereby, are fair and reasonable and the result of negotiation. The Executive further acknowledges and agrees that the covenants and obligations of the Executive in Section 9 and this
Section 10 with respect to noncompetition, nonsolicitation and confidentiality and with respect to the property of the Company and its subsidiaries and controlled affiliates, and the territories covered thereby, relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries and affiliates irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any violation of such covenants and obligations. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. If, at the time of enforcement of Section 9 and/or this Section 10, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

            11. Successors. (a) This Agreement is personal to the Executive and shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon Confetti and its successors and assigns, and upon the effectiveness of the Merger shall inure to the benefit of and be binding upon the Company (as the surviving company in the Merger) and its successors and assigns, and at the Effective Time, the Company shall execute a counterpart to this Agreement acknowledging that it is bound by the terms hereof.

            12. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the

State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by overnight courier or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:

                      James M. Harrison
                      16 High Street
                      East Williston, NY 11596

            If to the Company:

                      Confetti Acquisition, Inc.
                      c/o GS Capital Partners II, L.P.
                      85 Broad Street
                      New York, NY  10004
                      Attention:  David J. Greenwald
                      Telecopier No. (212) 357-5505

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of this Section 12. Notices and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations. Without limiting the generality of the foregoing, no later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Restricted Stock, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Withholding obligations may be (and if the Executive makes no other arrangements, shall be) settled with common stock of the Company, including the shares underlying the Options or the Restricted Stock that gives rise to the withholding obligation. In addition, the obligations of the Company under this Agreement shall be conditional on compliance with this Section 12(d), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Executive.

            (e) Any party's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

            (f) The Executive acknowledges that this Agreement (together with the Stockholders Agreement, and the Voting Agreement and the other agreements referred to herein and therein) supersedes all other agreements and understandings, both written and oral, between the Executive and Confetti, and upon the effectiveness of this Agreement between the Executive and the Company concerning the subject matter hereof, and any prior employment agreement between the Executive and the Company or any direct or indirect subsidiary of the Company (including the Employment Agreement, between Amscan, Inc., a wholly owned subsidiary of the Company, and the Executive, dated as of June 11, 1996), shall be terminated as of the Effective Time; provided, however, that the Employment Agreement, effective as of June 1, 1997, between the Company and the Executive, dated as of February 1, 1997 (the "Prior Employment Agreement"), is intended to continue to be in full force and effect in accordance with its terms until the Effective Time (except that none of the Merger and other transactions and arrangements contemplated by the Merger Agreement, the Stockholders Agreement, the Voting Agreement and this Agreement shall be or result in or give rise to (x) a "Change of Control" or a "Potential Change of Control" or (y) an occurrence, event or circumstance described in paragraph (v) or (vi) of Section 9(e) of the Prior Employment Agreement or otherwise constitute Good Reason as defined therein), at which time (i) the Prior Employment Agreement shall be terminated and no further payments shall be made by the Company to the Executive thereunder and (ii) in consideration of the termination of the Prior Employment Agreement, and in full satisfaction thereof, and in lieu of the payment of any Bonus or Sale Bonus (as such terms are defined in the Prior Employment Agreement), the Company shall pay to the Executive, immediately after the Effective Time, $270,000 in cash. Until the Effective Time, the Executive will not consent to any amendment or waiver of the Prior Employment Agreement without the prior written consent of Confetti.

            (g) The effectiveness of this Agreement is contingent upon (i) the Closing and the effectiveness of the Merger and (ii) there being no termination of the Prior Employment Agreement for any reason prior to the Effective Time. If
(x) the Closing does not occur and the Merger Agreement is terminated or (y) the Prior Employment Agreement is terminated (and in the case of termination of the Prior Employment Agreement, upon the election of Confetti), this Agreement shall have no effect and shall be void ab initio without any party hereto having any liability to any other party hereto (provided that the foregoing shall not limit the rights of Confetti and the Company under the Merger Agreement).

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, Confetti has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                       CONFETTI ACQUISITION, INC.


                                       By: /s/ TERENCE M. O'TOOLE
                                           --------------------------------
                                           Name: Terence M. O'Toole
                                           Title: Chairman of the Board and
                                                  President


                                       /s/ JAMES M. HARRISON
                                       ------------------------------------
                                       James M. Harrison


            IN WITNESS WHEREOF, Amscan Holdings, Inc. as the surviving company in the Merger, which has been consummated, pursuant to the authorization of its Board of Directors, has caused this Agreement to be executed in its name on its behalf, all as of the 19th day of December, 1997.

                                       AMSCAN HOLDINGS, INC.


                                       By: /s/ GERALD C. RITTENBERG
                                           --------------------------------
                                           Name: Gerald C. Rittenberg
                                           Title: Chief Executive Officer